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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholders of Security Capital Pacific Trust The Board of Directors and Shareholders of Security Capital Atlantic Incorporated
The Board of Directors and Shareholders of Security Capital Group
Incorporated:

  With respect to the accompanying Amendment No. 1 to the registration statement on Form S-4 of Homestead Village Properties Incorporated which includes a prospectus related to Homestead Village Properties Incorporated and a proxy statement related to Security Capital Pacific Trust, we consent to:

    (i) incorporation by reference of our report dated January 31, 1996, except as to note 12, which is as of February 23, 1996, relating to the balance sheets of Security Capital Pacific Trust as of December 31, 1995 and 1994, the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule as of December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Security Capital Pacific Trust;

    (ii) the use of our report dated May 1, 1996 on the combined balance sheets of the PTR-Homestead Village Group as of December 31, 1994 and 1995, the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1995 and the related combined schedule as of December 31, 1995, which report is included herein;

    (iii) the use of our report dated May 1, 1996 on the combined balance sheet of the Atlantic-Homestead Village Group as of December 31, 1995, the related combined statements of operations, owners' equity and cash flows for the period from April 3, 1995 (date of formation) through December 31, 1995 and the related combined schedule as of December 31, 1995, which report is included herein;

    (iv) the use of our report dated May 1, 1996 on the combined balance sheets of the SCG-Homestead Village Group as of December 31, 1994 and 1995 and the related combined statements of operations, shareholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report is included herein, and;

    (v) the reference to our firm under the heading "Independent Public Accountants and Experts" in the registration statement.

                                          KPMG Peat Marwick LLP

Chicago, Illinois

July 16, 1996